Exhibit 99.1
PRESS RELEASE
REINSURANCE GROUP OF AMERICA REPORTS SECOND-QUARTER RESULTS
•	Second-quarter earnings per diluted share: net income $1.70; operating income* $1.63

•	Premiums up 15 percent to $1.6 billion
ST. LOUIS, July 26, 2010 — Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported second-quarter net income of $127.0 million, or $1.70 per diluted share, compared to $153.2 million, or $2.10 per diluted share in the prior-year quarter. Operating income* totaled $121.9 million, or $1.63 per diluted share, compared to $130.6 million, or $1.79 per diluted share in the year-ago quarter.
For the first half of 2010, net income increased to $249.5 million, or $3.34 per diluted share, from $176.5 million, or $2.42 per diluted share, in the year-ago period. Operating income* totaled $214.9 million, or $2.88 per diluted share, compared with $197.9 million, or $2.71 per diluted share, in the prior-year period.

	Quarterly Results		Year-to-Date Results
($ in thousands, except per share data)	2010	2009	2010	2009
Net premiums	$1,582,017	$1,375,181	$3,210,481	$2,721,228
Net income	127,019	153,179	249,458	176,469
Net income per diluted share	1.70	2.10	3.34	2.42
Operating income*	121,899	130,562	214,907	197,917
Operating income per diluted share*	1.63	1.79	2.88	2.71
Book value per share	60.73	42.59
Book value per share (excl. Accumulated Other Comprehensive Income “AOCI”)*	52.14	45.90
Total assets	27,220,606	22,649,349

*	See ‘Use of Non-GAAP Financial Measures’ below
For the quarter, consolidated net premiums increased 15 percent, to $1,582.0 million. Holding foreign exchange rates constant, premiums rose 12 percent. Investment income increased modestly to $291.7 million from $284.6 million in the year-earlier quarter, with an average investment yield of 5.5 percent. Excluding the change in valuation of option contracts supporting equity-indexed annuities, investment income increased $33.2 million, or 13 percent, to $298.2 million. Stronger foreign currencies contributed approximately $3.3 million after taxes, or $0.04 per share, to operating results when compared to 2009.
Congress has not passed an extension of the existing active financing exception legislation this year, and as a result, the company posted an additional $5.0 million to its tax provision in the second quarter, an adverse effect of $0.07 per diluted share for the quarter and $0.13 for the first half.
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A. Greig Woodring, president and chief executive officer, commented, “We are pleased to report a solid quarter with good premium growth and operating earnings in line with our expectations. Our book value continues to rise with stable earnings contributions and a strengthening investment portfolio. During the quarter, our net unrealized gain position improved by $217.5 million and our book value increased $277.3 million, up 7 percent on a per-share basis, to $60.73 per share. Our investment portfolio has recovered nicely following last year’s market turmoil, and credit-related impairments of individual securities remain quite manageable.
“The enterprise-wide mortality experience met our expectations, and annualized operating return on equity was 13 percent for the quarter. We remain optimistic about future business opportunities.”
SEGMENT RESULTS
U.S.
The U.S. Traditional sub-segment reported pre-tax income of $98.8 million for the quarter compared with $83.3 million in the prior year. Pre-tax operating income decreased to $96.1 million from $100.2 million the year before, when that business experienced slightly favorable mortality experience. The current quarter claims level was approximately one percent higher-than-expected. Net premiums were up 16 percent to $933.2 million from $807.2 million in the prior-year quarter. Net premiums during the quarter for the group reinsurance business acquired at the beginning of the year totaled $68.5 million. Excluding the effect of the group reinsurance business, premiums increased 7 percent.
The U.S. Asset Intensive business reported pre-tax income of $17.6 million compared with $19.9 million a year ago. On an operating basis, the quarter was solid as pre-tax income totaled $15.8 million versus $16.0 million a year ago.
Canada
Canadian operations reported pre-tax net income of $33.7 million, up 32 percent from $25.5 million in the second quarter of 2009. Pre-tax operating income of $32.9 million nearly doubled last year’s $17.6 million, reflecting favorable mortality in the current quarter and adverse experience last year. Foreign currency fluctuations benefited pre-tax operating income by approximately $4.1 million. On a Canadian dollar basis, net premiums increased slightly compared with a strong year-earlier quarter. On a U.S. dollar basis, net premiums were up 14 percent to $177.1 million from $154.9 million last year.
Asia Pacific
Asia Pacific reported strong pre-tax net income of $23.8 million compared with $25.5 million in the year-ago quarter. Pre-tax operating income totaled $21.7 million compared with $24.7 million a year ago, a difficult comparison due to favorable mortality experience in the prior-year period. The segment’s claims experience in the 2010 quarter met expectations. Favorable foreign currency exchange of $2.3 million helped the current-quarter pre-tax operating
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result. Net premiums increased to $256.9 million from $229.4 million in the prior year. Strong production in Australia was offset, in part, by reduced premiums in South Korea. Net premiums, when compared to the prior-year quarter, benefited by approximately $25.9 million due to foreign currency fluctuations.
Europe & South Africa
Europe & South Africa’s pre-tax net income increased substantially to $22.3 million from $12.4 million in the year-ago quarter. Pre-tax operating income was $21.0 million versus $12.4 million last year. Net premiums increased to $209.9 million from $180.0 million in the prior year. Strong UK results were primarily responsible for the increases in operating income and premiums. Foreign currency exchange rates had adverse effects totaling $6.2 million and $1.2 million on premiums and pre-tax operating income, respectively.
Corporate and Other
Similar to the first quarter, the company’s effective tax rate was higher-than-expected due to the expiration of the active financing exception tax rules on December 31, 2009. Since Congress did not pass an extender package by June 30, 2010, the company reflected an additional tax provision of approximately $5.0 million for the second quarter, increasing the effective tax rate from 33 percent to 36 percent. It is possible that Congress will pass the extender package later this year, at which point the company’s cumulative additional tax provision of $9.9 million would be reversed.
Dividend Declaration
The company’s board of directors declared a regular quarterly dividend of $0.12, payable August 25 to shareholders of record as of August 4.
Earnings Conference Call
A conference call to discuss the company’s second-quarter results will begin at 9 a.m. Eastern Time on Tuesday, July 27. Interested parties may access the call by dialing 877-741-4244 (domestic) or 719-325-4871 (international). The access code is 5964755. A live audio webcast of the conference call will be available on the company’s investor relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call. A telephonic replay will also be available through August 4 at 888-203-1112 (domestic) or 719-457-0820 (international), access code 5964755.
The company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the company posts periodic reports, press releases and other useful information on its investor relations website.
Use of Non-GAAP Financial Measures
RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards
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under RGA’s management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company’s continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company’s underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company’s ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income. Reconciliations to GAAP net income are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations site at www.rgare.com in the “Quarterly Results” tab and in the “Featured Report” section.
Book value per share outstanding before impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.
Operating return on equity is a non-GAAP financial measure calculated as operating income divided by average shareholders’ equity excluding AOCI.
About RGA
Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance with subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, the Netherlands, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.4 trillion of life reinsurance in force, and assets of $27.2 billion.
Cautionary Statement Regarding Forward-looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as “we,” “us” or “our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse capital and credit market conditions and their impact on our liquidity, access to capital, and cost
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of capital, (2) the impairment of other financial institutions and its effect on our business, (3) requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements, (4) the fact that the determination of allowances and impairments taken on our investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation, or claims experience, (6) changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition, (7) inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities, (11) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (12) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which we operate, (17) competitive factors and competitors’ responses to our initiatives, (18) the success of our clients, (19) successful execution of our entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) our ability to successfully integrate and operate reinsurance business that we acquire, (22) regulatory action that may be taken by state Departments of Insurance with respect to us, (23) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers, and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics, or pandemics anywhere in the world where we or our clients do business, (25) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (26) the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (27) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to review the risk factors in our 2009 Form 10-K.
Investor Contact
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Operating Income
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2010	2009	2010	2009
GAAP net income	$127,019	$153,179	$249,458	$176,469
Reconciliation to operating income:
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	(85,039)	96,091	(85,086)	140,208
Capital (gains) losses on funds withheld:
Included in investment income	(3,752)	—	(3,699)	—
Included in policy acquisition costs and other insurance expenses	505	—	452	—
Embedded derivatives:
Included in investment related (gains) losses, net	70,474	(146,624)	(13,900)	(143,236)
Included in interest credited	9,743	(8,301)	(4,831)	(13,582)
Included in policy acquisition costs and other insurance expenses	(977)	1,136	1,136	1,984
DAC offset, net	3,926	60,350	71,377	61,343
Gain on debt repurchase	—	(25,269)	—	(25,269)

Operating income	$121,899	$130,562	$214,907	$197,917

Reconciliation of Consolidated Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2010	2009	2010	2009
Income before income taxes	$198,072	$215,423	$391,387	$249,629
Reconciliation to pre-tax operating income:
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	(130,697)	148,794	(130,326)	217,106
Capital (gains) losses on funds withheld:
Included in investment income	(5,772)	—	(5,690)	—
Included in policy acquisition costs and other insurance expenses	777	—	696	—
Embedded derivatives:
Included in investment related (gains) losses, net	108,422	(225,574)	(21,384)	(220,362)
Included in interest credited	14,990	(12,772)	(7,432)	(20,896)
Included in policy acquisition costs and other insurance expenses	(1,503)	1,748	1,747	3,052
DAC offset, net	6,041	92,846	109,810	94,375
Gain on debt repurchase	—	(38,875)	—	(38,875)

Pre-tax operating income	$190,330	$181,590	$338,808	$284,029

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

	Three Months Ended June 30, 2010
		Capital		Change in		Pre-tax
	Pre-tax net	(gains) losses,		value of		operating
	income	derivatives		embedded		income
(Unaudited)	(loss)	and other, net		derivatives, net		(loss)

U.S. Operations:
Traditional	$98,814	$(2,721)		$—		$96,093
Asset Intensive	17,561	(17,441	)(1)	15,650	(2)	15,770
Financial Reinsurance	4,400	10		—		4,410

Total U.S.	120,775	(20,152)		15,650		116,273
Canada Operations	33,748	(815)		—		32,933
Europe & South Africa	22,326	(1,347)		—		20,979
Asia Pacific Operations	23,761	(2,077)		—		21,684
Corporate and Other	(2,538)	999		—		(1,539)

Consolidated	$198,072	$(23,392)		$15,650		$190,330

(1)	Asset Intensive is net of $112,300 DAC offset.

(2)	Asset Intensive is net of $(106,259) DAC offset.

	Three Months Ended June 30, 2009
		Capital		Change in
		(gains) losses,		value of		Gain on	Pre-tax
	Pre-tax net	derivatives		embedded		debt	operating
(Unaudited)	income	and other, net		derivatives, net		repurchase	income

U.S. Operations:
Traditional	$83,287	$16,934		$—		$—	$100,221
Asset Intensive	19,945	(9,574	)(1)	5,614	(2)	—	15,985
Financial Reinsurance	2,994	(38)		—		—	2,956

Total U.S.	106,226	7,322		5,614		—	119,162
Canada Operations	25,514	(7,951)		—		—	17,563
Europe & South Africa	12,363	14		—		—	12,377
Asia Pacific Operations	25,520	(855)		—		—	24,665
Corporate and Other	45,800	898		—		(38,875)	7,823

Consolidated	$215,423	$(572)		$5,614		$(38,875)	$181,590

(1)	Asset Intensive is net of $(149,366) DAC offset.

(2)	Asset Intensive is net of $242,212 DAC offset.
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

	Six Months Ended June 30, 2010
		Capital		Change in
		(gains) losses,		value of		Pre-tax
	Pre-tax net	derivatives		embedded		operating
(Unaudited)	income	and other, net		derivatives, net		income

U.S. Operations:
Traditional	$162,639	$(5,569)		$—		$157,070
Asset Intensive	82,123	(28,249	)(1)	(21,558	)(2)	32,316
Financial Reinsurance	7,585	19		—		7,604

Total U.S.	252,347	(33,799)		(21,558)		196,990
Canada Operations	52,721	(3,770)		—		48,951
Europe & South Africa	32,983	(1,806)		—		31,177
Asia Pacific Operations	50,206	(1,957)		—		48,249
Corporate and Other	3,130	10,311		—		13,441

Consolidated	$391,387	$(31,021)		$(21,558)		$338,808

(1)	Asset Intensive is net of $104,299 DAC offset.

(2)	Asset Intensive is net of $5,511 DAC offset.

	Six Months Ended June 30, 2009
		Capital		Change in
	Pre-tax net	(gains) losses,		value of		Gain on	Pre-tax
	income	derivatives		embedded		debt	operating
(Unaudited)	(loss)	and other, net		derivatives, net		repurchase	income

U.S. Operations:
Traditional	$117,637	$55,162		$—		$—	$172,799
Asset Intensive	(7,077)	(25,606	)(1)	44,927	(2)	—	12,244
Financial Reinsurance	8,515	(70)		—		—	8,445

Total U.S.	119,075	29,486		44,927		—	193,488
Canada Operations	41,700	(6,380)		—		—	35,320
Europe & South Africa	20,898	(408)		—		—	20,490
Asia Pacific Operations	29,093	2,712		—		—	31,805
Corporate and Other	38,863	2,938		—		(38,875)	2,926

Consolidated	$249,629	$28,348		$44,927		$(38,875)	$284,029

(1)	Asset Intensive is net of $(188,758) DAC offset.

(2)	Asset Intensive is net of $283,133 DAC offset.
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2010	2009	2010	2009
Diluted earnings per share from operating income	$1.63	$1.79	$2.88	$2.71

Earnings per share from net income:
Basic earnings per share	$1.74	$2.11	$3.41	$2.43
Diluted earnings per share	$1.70	$2.10	$3.34	$2.42

Weighted average number of common and common equivalent shares outstanding	74,721	72,939	74,650	72,912

	At of for the Six Months
	Ended June 30,
(Unaudited)	2010	2009
Treasury shares	210	589
Common shares outstanding	73,154	72,775
Book value per share outstanding	$60.73	$42.59
Book value per share outstanding, before impact of AOCI	$52.14	$45.90
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2010	2009	2010	2009
Revenues:
Net premiums	$1,582,017	$1,375,181	$3,210,481	$2,721,228
Investment income, net of related expenses	291,671	284,636	595,929	507,832
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(3,489)	(36,942)	(10,919)	(71,337)
Other-than-temporary impairments on fixed maturity securities transferred to (from) accumulated other comprehensive income	(139)	16,135	2,205	16,135
Other investment related gains (losses), net	26,620	98,995	162,891	61,128

Total investment related gains (losses), net	22,992	78,188	154,177	5,926
Other revenue	35,197	75,161	71,475	109,020

Total revenues	1,931,877	1,813,166	4,032,062	3,344,006

Benefits and expenses:
Claims and other policy benefits	1,307,239	1,123,696	2,682,419	2,293,440
Interest credited	79,169	72,897	136,103	109,806
Policy acquisition costs and other insurance expenses	237,149	308,403	603,451	507,204
Other operating expenses	83,147	71,095	174,346	137,844
Interest expense	25,141	19,595	40,590	41,712
Collateral finance facility expense	1,960	2,057	3,766	4,371

Total benefits and expenses	1,733,805	1,597,743	3,640,675	3,094,377

Income before income taxes	198,072	215,423	391,387	249,629
Income tax expense	71,053	62,244	141,929	73,160

Net income	$127,019	$153,179	$249,458	$176,469

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